CONSENT OF INDEPENDENT AUDITORS

American Millennium Corporation, Inc.

We hereby consent to the incorporation by reference in this May 17, 1999 filing of American Millennium Corporation, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-KSB for the year ended July 31, 1998.

/s/  Steve H. Dohan, CPA
-----------------------------
Dohan and Company, P.A.
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida 33135-7564
Telephone: (305)274-1366; Facsimile: (305)274-1368


                                      E-8